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                                                                    EXHIBIT 99.2

                 GENESYS TELECOMMUNICATIONS LABORATORIES, INC.
                        NOTICE OF GRANT OF STOCK OPTION
                        -------------------------------


          Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of Genesys Telecommunications Laboratories, Inc. (the "Corporation"):

          Optionee:
          --------  ------------------------------------------------------------

          Grant Date:
          ----------  ----------------------------------------------------------

          Vesting Commencement Date:
          -------------------------  -------------------------------------------

          Exercise Price: $                                            per share
          --------------    ------------------------------------------

          Number of Option Shares:                                        shares
          -----------------------  --------------------------------------

          Expiration Date:
          ---------------  -----------------------------------------------------

          Type of Option:           Incentive Stock Option
          --------------   --------
                                    Non-Statutory Stock Option
                           --------

          Exercise Schedule:  The Option shall become exercisable with respect
          -----------------
          to twenty-five percent (25%) of the Option Shares upon Optionee's completion of one (1) year of Service measured from the Vesting Commencement Date and shall become exercisable for the balance of the Option Shares in thirty-six (36) successive equal monthly installments upon Optionee's completion of each additional month of Service over the thirty-six (36) month period measured from the first anniversary of the Vesting Commencement Date. In no event shall the Option become exercisable for any additional Option Shares after Optionee's cessation of Service.

          Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Genesys Telecommunications Laboratories, Inc. 1997 Stock Incentive Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement and any Addenda to such Stock Option Agreement attached hereto as Exhibit A. Optionee acknowledges receipt of a copy of the Official Plan Summary and Prospectus for the Plan in the form attached hereto as Exhibit
B. A copy of the actual Plan document is available upon request made to the Corporate Secretary at the Corporation's principal offices.
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          No Employment or Service Contract.  Nothing in this Notice or in the
          ---------------------------------
attached Stock Option Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.

          Definitions.  All capitalized terms in this Notice shall have the
          -----------
meaning assigned to them in this Notice or in the attached Stock Option
Agreement.

DATED:________________________, 199 __


                                   GENESYS TELECOMMUNICATIONS LABORATORIES, INC.

                                                 By:
                                                        ------------------------

                                                 Title:
                                                        ------------------------


                                                 -------------------------------
                                                 OPTIONEE

                                                 Address:
                                                          ----------------------

                                                 -------------------------------



ATTACHMENTS
-----------
EXHIBIT A - STOCK OPTION AGREEMENT AND ADDENDA
EXHIBIT B - PLAN SUMMARY AND PROSPECTUS

                                       2
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                                   EXHIBIT A
                                   ---------

                             STOCK OPTION AGREEMENT
                             ----------------------
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                                   EXHIBIT B
                                   ---------

                          PLAN SUMMARY AND PROSPECTUS
                          ---------------------------